Exhibit 99.1

Trupanion Reports First Quarter 2024 Results
SEATTLE, WA. May 2, 2024 -- Trupanion, Inc. (Nasdaq: TRUP), the leading provider of medical insurance for cats and dogs, today announced financial results for the first quarter ended March 31, 2024.

“It was a solid start to the year, with performance across our key financial metrics as expected," said Margi Tooth, President of Trupanion. "Subscription revenue increased by 22% year-over-year. Moreover, discretionary profit from our core subscription business increased 55% while acquisition spend decreased 23% year-over-year. We continue to prioritize cash flow generation with the intention of gradually increasing our spending on growth as our margins expand."

First Quarter 2024 Financial and Business Highlights
•Total revenue was $306.1 million, an increase of 19% compared to the first quarter of 2023.
•Total enrolled pets (including pets from our other business segment) was 1,708,017 at March 31, 2024, an increase of 6% over March 31, 2023.
•Subscription business revenue was $201.1 million, an increase of 22% compared to the first quarter of 2023.
•Subscription enrolled pets was 1,006,168 at March 31, 2024, an increase of 11% over March 31, 2023.
•Net loss was $(6.9) million, or $(0.16) per basic and diluted share, compared to net loss of $(24.8) million, or $(0.60) per basic and diluted share, in the first quarter of 2023.
•Adjusted EBITDA was $4.8 million, compared to adjusted EBITDA of $(4.9) million in the first quarter of 2023.
•Operating cash flow was $2.4 million and free cash flow was $(0.6) million in the first quarter of 2024. This compared to operating cash flow of $(6.9) million and free cash flow of $(12.0) million in the first quarter of 2023.
•At March 31, 2024, the Company held $275.2 million in cash and short-term investments, including $38.1 million held outside the insurance entities, with an additional $15 million available under its credit facility.
•The Company maintained $256.7 million of capital surplus at its insurance subsidiaries. This was $103.4 million more than the estimated risk-based capital requirement of $153.3 million.

Margi Tooth CEO Appointment
Today, in a separate release, the Company announced that its board of directors has unanimously approved the appointment of Margi Tooth to the position of Chief Executive Officer, effective August 1, 2024. Tooth's appointment to CEO marks the culmination of a multi-year, board-led process. Tooth will also continue as President and is anticipated to be appointed to Trupanion's Board of Directors during the board's July meeting. Trupanion's founder and outgoing CEO Darryl Rawlings will continue to serve in the role of Chairman of the Board, and will also enter into a consulting agreement to provide services related to the development of the Company's food initiative under the direction of Ms. Tooth.

Conference Call
Trupanion’s management will host a conference call today to review its first quarter 2024 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-877-300-8521 (United States) or 1-412-317-6026 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10187795.

About Trupanion
Trupanion is the leading provider of medical insurance for over 1,000,000 cats and dogs throughout the United States, Canada, Europe, Puerto Rico and Australia. For over two decades, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet owners with the highest value in pet medical insurance with unlimited payouts for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company and, in Canada, by Accelerant Insurance Company of Canada. Trupanion Australia is a partnership between Trupanion and Hollard Insurance Company. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, its ability to remediate the material weaknesses in internal control over financial reporting and the timing thereof, and otherwise execute its business plan, and the Company's announced CEO succession efforts. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in the Canadian currency exchange rate; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls, including to remediate material weaknesses in internal controls over financial reporting; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise; or earlier changes in the employment status or role of Ms. Tooth or Mr. Rawlings in advance of the anticipated August 1, 2024 effective date of changes described herein.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results may include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended March 31,
	2024	2023
	(unaudited)
Revenue:
Subscription business	$201,134	$165,210
Other business	104,987	91,119
Total revenue	306,121	256,329
Cost of revenue:
Subscription business(1)	172,132	146,091
Other business	97,762	83,892
Total cost of revenue(2)	269,894	229,983
Operating expenses:
Technology and development(1)	6,960	4,900
General and administrative(1)	14,673	21,017
New pet acquisition expense(1)	16,843	21,642
Depreciation and amortization	3,785	3,202
Total operating expenses	42,261	50,761
Loss from investment in joint venture	(103)	(71)
Operating loss	(6,137)	(24,486)
Interest expense	3,596	2,387
Other income, net	(2,843)	(1,902)
Loss before income taxes	(6,890)	(24,971)
Income tax benefit	(38)	(191)
Net loss	$(6,852)	$(24,780)

Net loss per share:
Basic and diluted	$(0.16)	$(0.60)
Weighted average shares of common stock outstanding:
Basic and diluted	41,917,094	41,107,889

(1)Includes stock-based compensation expense as follows:	Three Months Ended March 31,

	2024	2023
Cost of revenue	$1,390	$1,318
Technology and development	1,254	708
General and administrative	3,449	8,219
New pet acquisition expense	2,059	2,086
Total stock-based compensation expense	$8,152	$12,331

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended March 31,
	2024	2023
Veterinary invoice expense	$233,569	$194,137
Other cost of revenue	36,325	35,846
Total cost of revenue	$269,894	$229,983

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$146,455	$147,501
Short-term investments	128,734	129,667
Accounts and other receivables, net of allowance for doubtful accounts of $1,093 at March 31, 2024 and $1,085 at December 31, 2023	278,492	267,899
Prepaid expenses and other assets	17,084	17,022
Total current assets	570,765	562,089
Restricted cash	23,106	22,963
Long-term investments	13,007	12,866
Property, equipment and internal-use software, net	104,365	103,650
Intangible assets, net	17,221	18,745
Other long-term assets	18,013	18,922
Goodwill	42,983	43,713
Total assets	$789,460	$782,948
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,348	$10,505
Accrued liabilities and other current liabilities	30,473	34,052
Reserve for veterinary invoices	62,275	63,238
Deferred revenue	249,135	235,329
Long-term debt - current portion	1,350	1,350
Total current liabilities	351,581	344,474
Long-term debt	127,482	127,580
Deferred tax liabilities	2,399	2,685
Other liabilities	4,627	4,487
Total liabilities	486,089	479,226
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 43,032,805 and 42,004,619 issued and outstanding at March 31, 2024; 42,887,052 and 41,858,866 shares issued and outstanding at December 31, 2023	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	544,593	536,108
Accumulated other comprehensive loss	(1,581)	403
Accumulated deficit	(223,107)	(216,255)
Treasury stock, at cost: 1,028,186 shares at March 31, 2024 and December 31, 2023	(16,534)	(16,534)
Total stockholders’ equity	303,371	303,722
Total liabilities and stockholders’ equity	$789,460	$782,948

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended March 31,
	2024	2023
	(unaudited)
Operating activities
Net loss	$(6,852)	$(24,780)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,785	3,202
Stock-based compensation expense	8,152	12,331
Other, net	(202)	(397)
Changes in operating assets and liabilities:
Accounts and other receivables	(10,718)	(15,847)
Prepaid expenses and other assets	287	(3,765)
Accounts payable, accrued liabilities, and other liabilities	(5,131)	(5,148)
Reserve for veterinary invoices	(885)	4,606
Deferred revenue	13,998	22,936
Net cash provided by (used in) operating activities	2,434	(6,862)
Investing activities
Purchases of investment securities	(19,193)	(34,795)
Maturities and sales of investment securities	19,005	73,793
Purchases of property, equipment, and internal-use software	(3,065)	(5,184)
Other	516	100
Net cash provided by (used in) investing activities	(2,737)	33,914
Financing activities
Proceeds from debt financing, net of financing fees	—	35,130
Repayment of debt financing	(338)	(607)
Repurchases of common stock	—	—
Proceeds from exercise of stock options	372	140
Shares withheld to satisfy tax withholding	(245)	(853)
Other	(75)	—
Net cash provided by (used in) financing activities	(286)	33,810
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(313)	260
Net change in cash, cash equivalents, and restricted cash	(902)	61,122
Cash, cash equivalents, and restricted cash at beginning of period	170,464	84,637
Cash, cash equivalents, and restricted cash at end of period	$169,562	$145,759

The following table sets forth our key operating metrics.
	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Total Business:
Total pets enrolled (at period end)	1,708,017	1,714,473	1,712,177	1,679,659	1,616,865	1,537,573	1,439,605	1,348,145
Subscription Business:
Total subscription pets enrolled (at period end)	1,006,168	991,426	969,322	943,958	906,369	869,862	808,077	770,318
Monthly average revenue per pet	$69.79	$67.07	$65.82	$64.41	$63.58	$63.11	$63.80	$64.26
Lifetime value of a pet, including fixed expenses	$428	$419	$428	$470	$541	$641	$673	$713
Average pet acquisition cost (PAC)	$207	$217	$212	$236	$247	$283	$268	$309
Average monthly retention	98.41%	98.49%	98.55%	98.61%	98.65%	98.69%	98.71%	98.74%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$2,434	$(6,862)
Purchases of property, equipment, and internal-use software	(3,065)	(5,184)
Free cash flow	$(631)	$(12,046)

The following tables reflect the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months ended March 31,
	2024	2023
Veterinary invoice expense	$233,569	$194,137
Less:
Stock-based compensation expense(1)	(862)	(839)
Other business cost of paying veterinary invoices(4)	(81,213)	(65,149)
Subscription cost of paying veterinary invoices (non-GAAP)	$151,494	$128,149
% of subscription revenue	75.3%	77.6%

Other cost of revenue	$36,325	$35,846
Less:
Stock-based compensation expense(1)	(420)	(448)
Other business variable expenses(4)	(16,498)	(18,743)
Subscription variable expenses (non-GAAP)	$19,407	$16,655
% of subscription revenue	9.6%	10.1%

Technology and development expense	$6,960	$4,900
General and administrative expense	14,673	21,017
Less:
Stock-based compensation expense(1)	(4,258)	(8,821)
Non-recurring transaction or restructuring expenses(2)	—	(4,102)
Development expenses(3)	(1,178)	(898)
Fixed expenses (non-GAAP)	$16,197	$12,096
% of total revenue	5.3%	4.7%

New pet acquisition expense	$16,843	$21,642
Less:
Stock-based compensation expense(1)	(1,857)	(2,032)
Other business pet acquisition expense(4)	(13)	(51)
Subscription acquisition cost (non-GAAP)	$14,973	$19,559
% of subscription revenue	7.4%	11.8%

[1]Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.8 million for the three ended March 31, 2024, respectively.

[2]Consists of business acquisition transaction expenses, severance and legal costs due to certain officers' departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

[3] Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.
[4] Excluding the portion of stock-based compensation expense attributable to the other business segment.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended March 31,
	2024	2023
Operating Income	$(6,138)	$(24,485)
Non-GAAP expense adjustments
Acquisition cost	14,985	19,611
Stock-based compensation expense(1)	7,398	12,140
Development expenses(3)	1,179	898
Depreciation and amortization	3,785	3,202
Non-recurring transaction or restructuring expenses(2)	—	4,102
Gain (loss) from investment in joint venture	(103)	(71)
Total adjusted operating income (non-GAAP)	$21,312	$15,538

Subscription Business:
Subscription operating income	$(4,525)	$(21,240)
Non-GAAP expense adjustments
Acquisition cost	14,973	19,560
Stock-based compensation expense(1)	5,882	9,004
Development expenses(3)	774	579
Depreciation and amortization	2,487	2,064
Non-recurring transaction or restructuring expenses(2)	—	2,644
Subscription adjusted operating income (non-GAAP)	$19,591	$12,610

Other Business:
Other business operating income	$(1,510)	$(3,174)
Non-GAAP expense adjustments
Acquisition cost	12	51
Stock-based compensation expense(1)	1,516	3,136
Development expenses(3)	404	319
Depreciation and amortization	1,298	1,138
Non-recurring transaction or restructuring expenses(2)	—	1,458
Other business adjusted operating income (non-GAAP)	$1,721	$2,928

(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.8 million for the three months ended March 31, 2024.

(2) Consists of business acquisition transaction expenses, severance and legal costs due to certain executive departures, and a $3.8 million non-recurring settlement of accounts receivable in the first quarter of 2023 related to uncollected premiums in connection with the transition of underwriting a third-party business to other insurers.

(3) As we enter the next phase of our growth, we expect to invest in initiatives that are pre-revenue, including adding new products and international expansion. These development expenses are costs related to product exploration and development that are pre-revenue and historically have been insignificant. We view these activities as uses of our adjusted operating income separate from pet acquisition spend.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended March 31,

	2024	2023
Subscription revenue	$201,134	$165,210
Subscription cost of paying veterinary invoices	151,493	128,149
Subscription variable expenses	19,407	16,655
Subscription fixed expenses*	10,642	7,795
Subscription adjusted operating income (non-GAAP)	$19,591	$12,610
Other business revenue	$104,987	$91,119
Other business cost of paying veterinary invoices	81,213	65,148
Other business variable expenses	16,498	18,743
Other business fixed expenses*	5,555	4,299
Other business adjusted operating income (non-GAAP)	$1,721	$2,928
Revenue	$306,121	$256,329
Cost of paying veterinary invoices	232,707	193,297
Variable expenses	35,905	35,399
Fixed expenses*	16,197	12,095
Total business adjusted operating income (non-GAAP)	$21,312	$15,538

As a percentage of revenue:	Three Months Ended March 31,
	2024	2023
Subscription revenue	100.0%	100.0%
Subscription cost of paying veterinary invoices	75.3%	77.6%
Subscription variable expenses	9.6%	10.1%
Subscription fixed expenses*	5.3%	4.7%
Subscription adjusted operating income (non-GAAP)	9.7%	7.6%

Other business revenue	100.0%	100.0%
Other business cost of paying veterinary invoices	77.4%	71.5%
Other business variable expenses	15.7%	20.6%
Other business fixed expenses*	5.3%	4.7%
Other business adjusted operating income (non-GAAP)	1.6%	3.2%

Revenue	100.0%	100.0%
Cost of paying veterinary invoices	76.0%	75.4%
Variable expenses	11.7%	13.8%
Fixed expenses*	5.3%	4.7%
Total business adjusted operating income (non-GAAP)	7.0%	6.1%

*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following table reflects the reconciliation of adjusted EBITDA to net loss (in thousands):

	Three Months Ended
	Mar. 31, 2024	Dec. 31, 2023	Sept. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022
Net loss	$(6,852)	$(2,163)	$(4,036)	$(13,714)	$(24,780)	$(9,285)	$(12,914)	$(13,618)
Excluding:
Stock-based compensation expense	7,398	6,636	6,585	6,503	12,140	8,412	8,306	8,462
Depreciation and amortization expense	3,785	3,029	2,990	3,253	3,202	2,897	2,600	2,707
Interest income	(3,045)	(2,842)	(2,389)	(2,051)	(1,729)	(1,614)	(1,018)	(297)
Interest expense	3,596	3,697	3,053	2,940	2,387	1,587	1,408	1,193
Other non-operating expenses	—	—	—	—	—	—	—	(1)
Income tax expense (benefit)	(38)	130	(43)	(238)	(191)	(15)	496	19
Non-recurring transaction or restructuring expenses	—	—	8	65	4,102	193	179	—
(Gain) loss from equity method investment	—	—	(110)	—	—	—	—	(131)
Adjusted EBITDA	$4,844	$8,487	$6,058	$(3,242)	$(4,869)	$2,175	$(943)	$(1,666)

Contacts:

Investors:
Laura Bainbridge
Senior Vice President, Corporate Communications
Investor.Relations@trupanion.com